   As filed with the Securities and Exchange Commission on February 2, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                              HOMESTORE.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                 95-4438337
   (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)                 Identification No.)

                           30700 Russell Ranch Road
                      Westlake Village, California  91362
         (Address of Principal Executive Offices, including Zip Code)

             Homestore.com, Inc. 1999 Employee Stock Purchase Plan
                 Homestore.com, Inc. 1999 Stock Incentive Plan
                           (Full Title of the Plans)

                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              Homestore.com, Inc.
                           30700 Russell Ranch Road
                      Westlake Village, California  91362
                                (805) 557-2300
           (Name, Address and Telephone Number of Agent For Service)
                                  Copies to:

                             C. Kevin Kelso, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306

                                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                              Amount             Proposed Maximum         Proposed Maximum        Amount of
                                              to be             Offering Price Per       Aggregate Offering      Registration
Title of Securities to be Registered        Registered              Share (1)                  Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value            4,138,058(2)               $ 29.1875              $ 120,779,567          $ 30,195
-----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on January 25, 2001.

(2) Represents 3,724,252 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1999 Stock Incentive Plan, which amount represents an automatic increase effective January 1, 2001 equal to 4.5% of the total outstanding shares of the Registrant's common stock as of December 31, 2000. Also includes 413,806 additional shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2001 equal to 0.5% of the total outstanding shares of the Registrant's common stock as of December 31, 2000. Shares issuable upon exercise of stock options under the Registrant's 1999 Stock Incentive Plan, and shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, were originally registered on a Registration Statement on Form S-8 (File No. 333-84545) filed on August 4, 1999 (the "Original Form S-8 Registration Statement"). This registration statement shall cover any additional shares of common stock which become issuable under the Homestore.com, Inc. 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement
-------------------------------------------------------------

     Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 3,724,252 shares under the Homestore.com, Inc. 1999 Stock Incentive Plan, and an additional 413,806 shares under the Homestore.com, Inc. 1999 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 2nd day of February, 2001.

                                     HOMESTORE.COM, INC.

                                          By:  /s/ JOHN M. GIESECKE, JR.
                                          --------------------------------------
                                          John M. Giesecke, Jr.
                                          Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John M. Giesecke, Jr. and Stuart H. Wolff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                           Date
               ---------                                    -----                           ----
Principal Executive Officer:

/s/ STUART H. WOLFF                        Chairman of the Board, Chief Executive     February 2, 2001
----------------------------------------   Officer and Director
Stuart H. Wolff

Principal Financial Officer and
Principal Accounting Officer

/s/ JOHN M. GIESECKE, JR.                  Chief Financial Officer and Secretary      February 2, 2001
----------------------------------------
John M. Giesecke, Jr.

Additional Directors

/s/ TERRENCE M. MCDERMOTT                  Director                                   February 2, 2001
----------------------------------------
Terrence M. McDermott

/s/ L. JOHN DOERR                          Director                                   February 2, 2001
----------------------------------------
L. John Doerr

/s/ JOE F. HANAUER                         Director                                   February 2, 2001
----------------------------------------
Joe F. Hanauer

/s/ WILLIAM E. KELVIE                      Director                                   February 2, 2001
----------------------------------------
William E. Kelvie

/s/ KENNETH K. KLEIN                       Director                                   February 2, 2001
----------------------------------------
Kenneth K. Klein

                                 Exhibit Index
                                 -------------

Exhibit                             Exhibit
Number                               Title
-------                             -------
  5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of PricewaterhouseCoopers LLP, independent accountants.
 24.01   Power of Attorney (see page 2).